EXHIBIT 10.1
ENERGY FOCUS, INC. PROMISSORY NOTE

U.S. $50,000.00                                        December 30, 2022
                                        Solon, Ohio

FOR VALUE RECEIVED, the undersigned, Energy Focus, Inc., a Delaware corporation, with its principal office at 32000 Aurora Road, Suite B, Solon, Ohio 44139 (the “Company”), unconditionally promises to pay to Tingyu Lin (the “Lender”) or her permitted assigns, transferees and successors (collectively, the “Holder”), on September 30, 2023, at such place as may be designated in writing by the Holder, the principal sum of Fifty Thousand Dollars (U.S. $50,000.00), together with interest thereon, which interest shall not be due and payable until the Maturity Date, accrued at a rate per annum equal to 8.0% (computed on the basis of a three hundred sixty-five (365)-day year and based upon the number of days actually elapsed, from and after the date of this Note (the “Original Issue Date”).
ARTICLE 1: PAYMENTS AND OTHER PAYMENT TERMS.
1.1    Principal and Interest. The entire outstanding principal balance of this Note, together with all accrued interest thereon (the “Repayment Amount”), shall be due and payable on the Maturity Date. Subject to prepayment as set forth in Section 1.2, any and all accrued interest shall be due and payable only on the Maturity Date.
1.2    Prepayments. This Note may be prepaid in whole or in part at any time prior to the Maturity Date.
1.3    Cancellation of Note. Upon payment in full of the outstanding principal balance of this Note and accrued and unpaid interest thereon, this Note will be automatically cancelled and the Company’s payment obligations hereunder will be extinguished.
ARTICLE 2: TRANSFER RESTRICTIONS.
2.1    Transfer Restrictions. The Holder shall not sell, assign, transfer, pledge or dispose of all or any part of this Note, by operation of law or otherwise, nor may the Holder pledge as collateral this Note, in any case without the written consent of the Company.
ARTICLE 3: EVENTS OF DEFAULT.
The occurrence of any of the following events with respect to the Company shall constitute an event of default under this Note (an “Event of Default”). The Company shall notify the Holder in writing within five (5) business days following the occurrence of any Event of Default.
3.1    The Company fails to make any payment of principal or interest as required hereunder.
3.2    Pursuant to or within the meaning of applicable law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Company (a) commences a voluntary case or proceeding, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official, (d) makes an assignment for the benefit of its creditors, or (e) admits in writing its inability to pay its debts as they become due.
3.3    A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company in an involuntary case, (b) appoints a trustee, receiver, assignee, liquidator or similar official for the Company’s properties, or (c) orders the liquidation of the Company, and in each case the order or decree is not dismissed within ninety (90) days.

ARTICLE 4: REMEDIES IN THE EVENT OF DEFAULT.
4.1    Upon the occurrence of an Event of Default, the Holder may, at its option, declare the aggregate amount of principal and interest outstanding under this Note immediately due and payable by providing written notice to the Company; provided, that such demand will be in addition to all other rights and remedies of the Holder under this Note and under applicable law.
4.2    The Company shall pay all reasonable costs and expenses incurred by or on behalf of the Holder in connection with the Holder’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.
4.3    In the case of any Event of Default under this Note that is continuing and has not been waived in writing by the Holder, this Note will continue to bear interest at the interest rate otherwise in effect hereunder plus 2% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law).
ARTICLE 5: MISCELLANEOUS.
5.1    Severability. In the event that any provisions of this Note are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Note shall remain in full force and effect without such provision. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
5.2    Waivers and Amendments; Preservation of Remedies. No waiver by the Holderof any right or remedy under this Note shall be effective unless in a writing signed by the Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by the Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of the Holder arising out of this Note may be discharged by the Holder, in whole or in part, by a waiver or renunciation of the claim or right unless in writing, signed by the Holder; (b) no waiver that may be given by the Holder will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on the Company will be deemed to be a waiver of any obligation of the Company or of the right of the Holder to take further action without notice or demand as provided in this Note. The Company hereby waives presentment, demand, protest and notice of dishonor, protest, diligence, filing suit, nonpayment and all other notice. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.
5.3    Headings. The captions to the several Articles and Sections hereof are not a part of this Note, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.
5.4    Successors. This Note shall be binding upon the Company and its successors and permitted assigns.
5.5    Governing Law. This Note will be governed by the laws of the State of New York without regard to conflicts of laws principles.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute this Note on the date first above written.

ENERGY FOCUS, INC.

By:    /s/ Lesley A. Matt
Name: Lesley A. Matt
Title: Chief Executive Officer

[Signature Page to Promissory Note]
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